UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2013

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information under Item 5.02(e) below is incorporated by reference to this Item.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 9, 2013, Daniel D. Greenwell, voluntarily resigned as Chief Financial Officer, effective March 31, 2013. In connection with Mr. Greenwell’s resignation, Mr. Greenwell and Tronox Limited (the “Company”) executed a separation agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, subject to his execution of a general release of claims and his compliance with the terms of the Separation Agreement, Mr. Greenwell will receive a lump sum cash payment equal to $1,338,750 and immediate accelerated vesting of 25,208 shares of restricted stock and 11,167 options. In addition, he will receive continued coverage under the Company’s benefit plans or equivalent coverage until September 30, 2014.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement entered into as of February 9, 2013 by and between Tronox Limited and Daniel D. Greenwell and form of Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2013

TRONOX LIMITED

By:	/s/ Michael J. Foster

Michael J. Foster
Senior Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement entered into as of February 9, 2013 by and between Tronox Limited and Daniel D. Greenwell and form of Release.

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